As filed with the Securities and Exchange Commission on September 8, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-2840659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1301 Sansome Street
San Francisco, California 94111
(800) 231-8527
(Address, including zip code, and telephone Number, including area code, of registrant’s principal executive offices)

Jeffrey Yurcisin
President and Chief Executive Officer
1301 Sansome Street
San Francisco, CA 94111
Telephone: (800) 231-8527
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin A. Wellington
J. Carlton Fleming
Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, California 94304
Telephone: (650) 565-7100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Holder may not resell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.
Subject to Completion
Dated September 8, 2023
PROSPECTUS
Grove Collaborative Holdings, Inc.
Up to 6,340,019 Shares of Class A Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholder named in this prospectus (the “Selling Holder”) of up to 6,340,019 shares (the “Shares”) of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which consist of: (i) 4,739,336 shares of Class A Common Stock (the “Series A Conversion Shares”) that may be obtained upon the conversion of 10,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), (ii) 1,579,778 shares of Class A Common Stock (the “Common Warrant Shares”) that may be obtained upon the exercise of warrants to purchase shares of Class A Common Stock (the “Common Warrants”), and (iii) 20,905 shares of Class A Common Stock (the “Penny Warrant Shares” and, together with the Series A Conversion Shares and the Common Warrant Shares, the “Shares”) that may be obtained upon the exercise of warrants to purchase shares of Class A Common Stock (the “Penny Warrants” and, together with the Common Warrants, the “Warrants”), each as were issued in connection with certain agreements between us and the Selling Holder that were previously disclosed by us. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
We are registering the Shares for resale pursuant to the Selling Holder’s registration rights under the Subscription Agreement. Our registration of the Shares covered by this prospectus does not mean that the Selling Holder will offer or sell any of the Shares. The Selling Holder may offer, sell or distribute all or a portion of their Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Holder may sell the Shares in the section entitled “Plan of Distribution.” While we will not receive any proceeds from the sale of the Shares by the Selling Holder pursuant to this prospectus, we will receive proceeds from the exercise of the Warrants for cash. We have paid or will pay the fees and expenses incident to the registration of the Shares for sale by the Selling Holder. We will not be paying any underwriting discounts or commissions in any offerings pursuant to this prospectus..
Our Class A Common Stock is listed on The New York Stock Exchange (the "NYSE") under the symbol “GROV.” On September 7, 2023, the last reported sale price of our Class A Common Stock was $2.82.

We are an “emerging growth company” and a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Holder may, from time to time, sell the Shares offered by it described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”
A prospectus supplement may add, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. We may also authorize one or more free writing prospectuses be provided to you that may contain material information relating to these offerings. Before making an investment decision, you should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Holder, together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
You should rely only on the information contained in this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Holder, together with the additional information incorporated herein by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Neither we nor the Selling Holder have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of the time of its delivery or the time of any sale of the Shares in connection therewith. Neither we nor the Selling Holder are making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to Grove Collaborative Holdings, Inc., a Delaware public benefit corporation, and its consolidated subsidiaries. References to “Virgin Group Acquisition Corp. II” or “VGAC II” refer to the Company prior to the consummation of the Domestication and the Merger (as defined herein). “Grove Collaborative, Inc.” refers to Grove Collaborative, Inc. prior to the Business Combination (as defined herein).
On June 5, 2023, the Company effected a 1-for-5 reverse stock split (the “Reverse Stock Split”) of its Class A Common Stock and Class B common stock, par value $0.0001 per share (“Class B Common Stock”). The Class A Common Stock began trading on a split-adjusted basis on The New York Stock Exchange at the market open on June 6, 2023. Unless otherwise indicated, all share and per share amounts herein have been adjusted to reflect the Reverse Stock Split.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:
•competition and the ability of the business to grow and manage growth profitably;
•expansion plans and opportunities, including future acquisitions or additional business combinations;
•litigation, complaints, and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends, and employee availability;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our financial and business performance following the Merger, including financial projections and business metrics;
•changes in the market for the Company’s products, and expansion plans and opportunities;
•anticipated customer retention by the Company;
•the extent to which the Company is able to protect its intellectual property rights and not infringe on the intellectual property rights of others;
•new or adverse regulatory developments relating to automatic renewal laws; and
•the effect of COVID-19 on the foregoing, including its effect on the business and financial conditions of the Company.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements contained in or incorporated by reference in this prospectus are more fully described in the “Risk Factors” section. The risks described in the “Risk Factors” section are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
ii

PROSPECTUS SUMMARY
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the heading “Risk Factors” herein, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.
Overview of the Company
The Company is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer platform at www.grove.co and its mobile applications, where it sells products from Grove-owned brands and third parties, and the retail channel into which it sells products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in its “anti-ingredient” list and it designs form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which it operates. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and its goal is to be “Beyond Plastic” (its standard which indicates the best-available solutions in either zero plastic, refillable or reusable products containing minimal plastic) across its site by the end of 2025.
Background
The Company was originally known as Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGAC II”). VGAC II was a blank check company incorporated on January 13, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On March 25, 2021, VGAC II consummated an initial public offering of 35,000,000 units at an offering price of $10.00 per unit, and a private placement with VG Acquisition Sponsor II LLC, a Cayman Islands limited liability company (“Sponsor”) of 6,000,000 Private Placement Warrants at an offering price of $1.50 per Private Placement Warrant. Each unit sold in the initial public offering and private placement consisted of one Class A ordinary share and one-fifth of one redeemable warrant. On April 9, 2021, the underwriters of the initial public offering notified VGAC II of their intent to fully exercise their over-allotment option. As such, on April 13, 2021, VGAC II sold an additional 5,250,000 units, at a price of $10.00 per unit, and sold an additional 700,000 Private Placement Warrants to the Sponsor, at $1.50 per Private Placement Warrant. Following the closing of the initial public offering and overallotment sale, an amount equal to $402,500,000 of the net proceeds from the initial public offering and the sale of the Private Placement Warrants was placed in the trust account. Each such number of units and Private Placement Warrants and prices per unit and per Private Placement Warrant in connection with the initial public offering reflects pre-Reverse Stock Split values.
On June 16, 2022, as contemplated by the Agreement and Plan of Merger, dated as of December 7, 2021, as amended and restated on March 31, 2022 (the “Merger Agreement”), by and among VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of VGAC II (“Merger Sub 1”), Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“Merger Sub II”) and Grove Collaborative, Inc., a Delaware public benefit corporation (“Legacy Grove”), consummated the merger transactions contemplated by the Merger Agreement, whereby (i) Merger Sub I merged with and into Legacy Grove, the separate corporate existence of Merger Sub I ceased and Legacy Grove became the surviving corporation (the “Initial Surviving Corporation”) and a wholly owned subsidiary of VGAC II (the “Initial Merger”) and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub II, the separate corporate existence of the Initial Surviving Corporation ceased, and Merger Sub II continued as the surviving company and a wholly-

owned subsidiary of VGAC II (such transactions, the “Merger” and, together with the Domestication (as defined below), the “Business Combination”). Immediately prior to the closing of the Merger (the “Closing” and such date of the Closing, the “Closing Date”), VGAC II changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a public benefit corporation formed under the laws of the State of Delaware (the “Domestication”). In connection with the Business Combination, VGAC II changed its name to Grove Collaborative Holdings, Inc.
The Business Combination was accounted for as a reverse recapitalization with Grove Collaborative, Inc. being the accounting acquirer and VGAC II as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the consolidated financial statements represents the accounts of Grove Collaborative Inc.
Pursuant to the closing of the Business Combination, VGAC II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VGAC II was domesticated and continued as a Delaware corporation, changing its name to “Grove Collaborative Holdings, Inc.”.
On June 5, 2023, the Company effected the Reverse Stock Split. Unless otherwise indicated, all share and per share amounts have been adjusted to reflect the Reverse Stock Split. The Class A Common Stock trade on the NYSE under the symbol “GROV” and the Company’s Public Warrants may be quoted and traded in the over-the-counter market under the symbol “GROVW,” respectively.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal controls over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will cease to be an emerging growth company upon the earliest of (1) December 31, 2026; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.
Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $250 million. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.
Description of Transactions Issuing the Shares to the Selling Holder
Pursuant to that certain previously disclosed Subscription Agreement, dated as of August 11, 2023, by and between the Company and the Selling Holder (the “Subscription Agreement”), on August 11, 2023, we issued and sold to the Selling Holder (i) 10,000 shares of Series A Preferred Stock at a purchase price equal to $1,000 per share, which are convertible into shares of Class A Common Stock in accordance with the terms of the Subscription Agreement and the Certificate of Designation of the Series A Preferred Stock, (ii) the Common Warrants to purchase 1,579,778 shares of Class A Common Stock at an exercise price per share of $6.33, on such additional terms as are further described in that certain previously disclosed Warrant to Purchase Common Stock, dated as of August 11, 2023, and (iii) the Penny Warrants to purchase 20,905 shares of Class A Common Stock at an exercise price per share equal to $0.01, on such additional terms as are further described in that certain previously disclosed Warrant to Purchase Common Stock, dated as of August 11, 2023.
Pursuant to the Subscription Agreement, we are obligated, among other things, to file a resale registration statement with the SEC, registering the Series A Conversion Shares, the Common Warrant Shares and the Penny Warrant Shares for resale by the Selling Stockholder.
The foregoing description of the transactions contemplated by the Subscription Agreement and the securities issued in connection therewith is qualified in its entirety by referenced to the applicable agreements, filed as exhibits to our Current Report on Form 8-K filed on August 14, 2023, and the Certificate of Designation of the Series A Preferred Stock.
Corporate Information
The Company’s principal executive offices are located at 1301 Sansome Street, San Francisco, California 94111, and the Company’s phone number is (800) 231-8527. Our website address is www.grove.co. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

The Offering

Class A Common Stock offered by the Selling Holders from time to time	Up to 6,340,019 Shares, consisting of (i) 4,739,336 shares of Series A Conversion Shares, (ii) 1,579,778 Common Warrant Shares and (iii) 20,905 Penny Warrant Shares.

Terms of the Offering
The Selling Holder may offer, sell or distribute all or a portion of its Shares publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Use of proceeds
We will not receive any proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any Warrants for cash. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

The New York Stock Exchange Symbol	"GROV"

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, including those discussed above under the heading “Cautionary Note Regarding Forward-Looking Statements.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
USE OF PROCEEDS
Any Shares offered by the Selling Holder pursuant to this prospectus will be sold by the Selling Holder for its account. We will not receive any of the proceeds from these sales, except with respect to amounts received by us due to the exercise of any Warrants for cash.
The Selling Holder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING HOLDER
This prospectus relates to the possible offer and resale by the Selling Holder of up to 6,340,019 shares of our Class A Common Stock, which consist of (i) 4,739,336 Series A Conversion Shares, (ii) 1,579,778 Common Warrant Shares and (iii) 20,905 Penny Warrant Shares, each as were issued in connection with certain agreements between us and the Selling Holders that were previously disclosed by us. For additional information regarding the Shares being offered by the Selling Holder pursuant to this prospectus, see “Summary—Description of Transactions Issuing the Shares to the Selling Holder” above.
The Selling Holder may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the “Selling Holder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holder’s interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.
The following table is prepared based on information provided to us by the Selling Holder and Schedules 13D and 13G filed with the SEC. It sets forth the name and address of the Selling Holder, the aggregate number of shares of Class A Common Stock that the Selling Holder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holder both before and after the offering. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of September 6, 2023. We have based percentage ownership after this offering on 30,376,285 shares of Class A Common Stock as of September 6, 2023. In calculating percentages of shares of Class A Common Stock owned by the Selling Holder, we excluded the number of shares of our Class A Common Stock issuable upon exercise of the Selling Holder’s Warrants because they are not exercisable until the Warrant Exercise Date and, therefore, the Selling Holder will not acquire beneficial ownership of such Warrants within sixty days.
We cannot advise you as to whether the Selling Holder will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holder will have sold all of the securities covered by this prospectus upon the completion of the offering.
Shares of Class A Common Stock

	Class A Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Name of Selling Holder	Number of Shares	Number of Shares	Number of Shares	%
Volition Capital Fund IV, L.P. (1)	4,739,336(1)	6,340,019(3)	0	—%
______________
(1)Represents 4,739,336 shares of Class A Common Stock underlying the Series A Preferred Stock, but excludes the 1,600,683 shares underlying the Warrants. The Certificate of Designation of the Series A Preferred Stock and the Warrants include certain provisions that prevent the Selling Holder from converting its shares of Series A Preferred Stock, voting its shares of Series A Preferred Shares on an as-converted-to-Common Stock basis or exercising its Warrants, as applicable, to the extent such action would result in the Selling Holder beneficially owning or voting in excess of 19.99% of the Company’s outstanding Class A Common Stock. Volition Capital Advisors IV, LLC is the general partner of the Selling Holder. The managing members of Volition Capital

Advisors IV, LLC are Lawrence Cheng, a member of the Company’s board of directors, Sean Cantwell and Roger Hurwitz (collectively, the “Managing Members”). The Managing Members and Volition Capital Advisors IV, LLC may each be deemed to share voting and dispositive power with respect to the securities held by the Selling Holder. The address for the Selling Holder is 177 Huntington Avenue, 16th Floor, Boston, MA 02115.
Relationship with Selling Holder
For a description of certain relationships with the Selling Holder see the table above and the section entitled “Summary—Description of Transactions Issuing the Shares to the Selling Holder” above.

PLAN OF DISTRIBUTION
The Shares covered by this prospectus may be offered and sold from time to time by the Selling Holder. We are not selling any shares of Class A Common Stock under this prospectus, and will not receive any proceeds from the sale of the Shares by the Selling Holder pursuant to this prospectus or any accompanying prospectus supplement. Upon exercise of any Warrants by payment of cash, however, we will receive the exercise price for the portion of any Warrants being exercised. The term “Selling Holder” includes donees, pledgees, transferees or other successors in interest selling Shares received after the date of this prospectus from the Selling Holder (including the selling stockholder identified in this prospectus) as a gift, pledge, partnership distribution or other transfer. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions at privately negotiated prices. The Selling Holder may sell its Shares by one or more of, or a combination of, the following methods:
•through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•an over-the-counter distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by the Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Shares on the basis of parameters described in such trading plans;
•distribution to employees, members, partners or stockholders of the Selling Holder;
•to or through underwriters or broker-dealers;
•short sales;
•through the writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions or through other convertible securities or agreements to be satisfied by the delivery of shares of Class A Common Stock;
•by pledge to secure debts and other obligations or on foreclosure of a pledge;
•through the distribution of such securities by any selling stockholder to its equity holders;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.

In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Shares in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of Shares in the course of hedging the positions they assume with the Selling Holder. The Selling Holder may also sell Shares short and redeliver the Shares to close out such short positions or sell the Shares through lending such Shares. The Selling Holder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holder may also pledge Shares to a broker-dealer, other financial institution or any other person or entity, and, upon a default, such broker-dealer, other financial institution or other person or entity may effect sales of the pledged Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Shares pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use Shares received from the Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, in such event, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Holder may otherwise loan or pledge Shares to a financial institution or other third party that in turn may sell the Shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Holder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holder in amounts to be negotiated immediately prior to the sale.
In offering the Shares covered by this prospectus, any broker-dealers who execute sales for the Selling Holder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such cases, any profits realized by such broker-dealers on the resale of the Shares purchased by them and the compensation of any broker-dealer earned on the resale of the Shares purchased by them may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers.
We have advised the Selling Holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Holder and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Selling Holder may agree to indemnify the underwriters (and may also agree to indemnify broker-dealers and other agents), their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. Additionally, we and the Selling Holder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
We have agreed with the Selling Holder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been sold and (2) the date on which all of the shares required to be registered for resale by the Selling Holder may be immediately sold to the public without limitation, restriction or condition (including any current public information requirement) pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP. Any underwriters, Selling Holder or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to the Company and the securities being offered by this prospectus, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at investors.grove.co. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40263), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 14, 2023, respectively;
•our Current Reports on Form 8-K, filed with the SEC on March 14, 2023, April 11, 2023, May 25, 2023, June 5, 2023, June 9, 2023 and August 14, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed with the SEC on April 14, 2023; and
•the description of the Class A Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, CA 94111
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at investors.grove.co. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$2,061.08
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Printing expenses	5,000
Total	$67,061.08
Item 15. Indemnification of Directors and Officers
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
The Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 16. Exhibits.

ExhibitNo.	Description

2.1 †
Agreement and Plan of Merger, dated as of December 7, 2021, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc. and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

2.2 †
Amended and Restated Agreement and Plan of Merger, dated as of March 31, 2022, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc., Treehouse Merger Sub II, LLC and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

3.1	Certificate of Incorporation of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 23, 2022).

3.2
Certificate of Amendment to Certificate of Incorporation of Grove Collaborative Holdings, Inc.(incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2023).

3.3
Certificate of Designation of Series A Convertible Preferred Stock of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 14, 2023).

3.4	Bylaws of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 23, 2022).

5.1 *	Opinion of Sidley Austin LLP.

23.1 *	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 hereto).

23.2 *	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1 *	Powers of Attorney (included in the signature page to this Registration Statement).

107 *	Calculation of Filing Fee Table.
__________________
†Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*Filed herewith.
Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 of that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 8, 2023.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Jeffrey Yurcisin
Name:	Jeffrey Yurcisin
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Yurcisin and Sergio Cervantes as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offerings covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Yurcisin	President and Chief Executive Officer (Principal Executive Officer); Director	September 8, 2023
Jeffrey Yurcisin

/s/ Sergio Cervantes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2023
Sergio Cervantes

/s/ Rayhan Arif	Director	September 8, 2023
Rayhan Arif

/s/ Larry Cheng	Director	September 8, 2023
Larry Cheng

/s/ Christopher Clark	Director	September 8, 2023
Christopher Clark

/s/ Kevin Cleary	Director	September 8, 2023
Kevin Cleary

/s/ David Glazer	Director	September 8, 2023
David Glazer

/s/ Stuart Landesberg	Director	September 8, 2023
Stuart Landesberg

/s/ Kristine Miller	Director	September 8, 2023
Kristine Miller

/s/ John Replogle	Director	September 8, 2023
John Replogle

/s/ Naytri Shroff Sramek	Director	September 8, 2023
Naytri Shroff Sramek